EXHIBIT 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION REPORTS PRELIMINARY Q2 FINANCIAL RESULTS

SANTA CLARA, Calif. (BUSINESS WIRE)—July 12, 2007—Macrovision Corporation (NASDAQ: MVSN) announced preliminary second quarter 2007 revenue in a range of between $57 million and $59 million, versus $58.3 million reported in the second quarter of 2006. The Company previously provided second quarter revenue estimates of between $65 million and $68 million.

Second quarter 2007 GAAP diluted earnings per share is expected to range between $0.06 and $0.09. On a non-GAAP basis, this equates to a range of between $0.19 and $0.22 per share. The Company previously provided non-GAAP estimates of between $0.24 and $0.27. Non-GAAP earnings per share excludes the following non-cash and one-time items net of taxes: amortization of intangibles from acquisitions ($0.05), equity-based compensation charges ($0.04), and restructuring charges ($0.04). The final revenue and diluted earnings per share numbers for the second quarter remain subject to the customary quarter-end validation process.

“There were two significant business arrangements that we expected to close in the second quarter. One was with a software customer and is still an opportunity that we expect to close by the end of the third quarter. The other was a contract dispute negotiation with one of our Consumer Electronics device manufacturer customers related to the unpaid use of our ACP technology in units shipped over the past year. We have been in discussions with this customer for several months and ultimately could not come to an agreement by June 30. We intend to continue discussions and consider all options to collect what we believe we are owed for the unpaid use of our technology,” said Fred Amoroso, President and Chief Executive Officer of Macrovision. “We do expect to resolve these matters before the end of the year and are therefore maintaining our full year revenue guidance of between $280 million to $290 million.”

“In addition to maintaining our full year revenue estimates, we are also maintaining our full-year non-GAAP diluted earnings per share estimates to range between $1.33 and $1.43,” said James Budge, Chief Financial Officer. “We will provide specific third quarter revenue and earnings estimates in our regularly scheduled second quarter call, currently expected to be held in early August.”

Company to Host Conference Call Today

Macrovision will host a conference call today, Thursday, July 12th at 5:00 p.m. Eastern Daylight Time to discuss its preliminary second quarter fiscal 2007 results. Investors and analysts interested in participating in the conference are welcome to call 800-240-6709 (or international +1 303-205-0033) and reference the Macrovision call. The conference call can also be accessed via live webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers). An on-demand audio webcast of Macrovision’s conference call can be accessed approximately 1-2 hours after the live webcast ends. Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 11093471#. Access to the replay is available through July 13, 2007.

GAAP to Non-GAAP Reconciliation

Macrovision provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Macrovision’s management evaluates those operations. Non-GAAP diluted earnings per share is a supplemental measure of Macrovision’s performance that is not required by, and is not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Macrovision believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash and one-time expenses that are required to be recorded under GAAP but that Macrovision believes are not indicative of Macrovision’s core operating results, or that are expected to be incurred over a limited period of time.

Macrovision’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management does not consider as “core costs” and therefore does not use the amortization of intangibles from acquisitions, restructuring and other costs, and equity-based compensation charges when making business decisions. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this press release are amortization of intangibles and restructuring and other charges; and the following items that include equity-based compensation charges: (1) cost of revenues; (2) operating expenses, research and development; (3) operating expenses, selling and marketing; and (4) operating expenses, general and administrative. These items in turn affect (1) total cost of revenues; (2) total costs and expenses; (3) operating income; (4) income before income taxes; (5) provision for income taxes; (6) net income; (7) diluted shares for EPS; (8) basic earnings per share; and (9) diluted earnings per share. To determine its non-GAAP provision for income taxes, Macrovision recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Macrovision’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of Macrovision’s operating expenses. Management also excludes the effect of restructuring and other charges for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision. Management uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, also helps investors compare Macrovision’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to Macrovision, may calculate their non-GAAP earnings differently than Macrovision, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates consistent comparison of

Macrovision’s financial performance over time. Macrovision has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate Macrovision’s core operating performance in the same way that management does.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 250 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

©Macrovision 2007. Macrovision is a registered trademark of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues, operating margins and earnings and the business strategies and product plans of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, consumer or enterprise software value management, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or expand, and the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company assumes no obligation, except as required by law, to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Investor Contact:

James Budge

Macrovision Corporation

+1 (408) 969-5558